                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 related to the Deutsche Telekom AG Stock Option Plan 2001
- Tranche 2001 and the Deutsche Telekom AG Stock Option Plan 2001 - Tranche 2002
of our report dated March 17, 2003 relating to the consolidated financial statements of Deutsche Telekom AG, which appears in Deutsche Telekom AG's Annual
Report on Form 20-F/A for the year ended December 31, 2002.

June 26, 2003

Ernst and Young
Deutsche Allgemeine Treuhand AG
Wirtschaftspruefungsgesellschaft
Stuttgart

(Prof. Dr. Pfitzer)                         (Hollweg)
Wirtschaftspruefer                          Wirtschaftspruefer

PwC Deutsche Revision
Aktiengesellschaft
Wirtschaftspruefungsgesellschaft
Frankfurt am Main

(Frings)                                    (Laue)
Wirtschaftspruefer                          Wirtschaftspruefer